Exhibit 1.01

Enphase Energy, Inc.
Conflict Minerals Report
For The Year January 1, 2022 through December 31, 2022

1.    Introduction
This Conflict Minerals Report (“CMR”) for the year January 1, 2022 through December 31, 2022 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as tin, tantalum, tungsten and gold (“3TG” or “Conflict Minerals”) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether they fund armed conflict.
If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (the “DRC”) or an adjoining country, which include the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (collectively with the DRC, the “Covered Countries”), or from recycled and scrap sources, it must submit a completed Form SD that describes the Reasonable Country of Origin Inquiry (the “RCOI”).
If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must perform due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a CMR with its Form SD to the SEC that includes a description of those due diligence measures.
2.    Company Overview
This CMR has been prepared by management of Enphase Energy, Inc. (herein referred to as “we,” “us” or “our”). The information includes the activities of all majority-owned subsidiaries.
We are a global energy technology company. We deliver smart, easy-to-use solutions that manage solar generation, energy storage and communication on one platform. We revolutionized the solar industry with our microinverter technology and we produce a fully integrated solar-plus-storage solution. As of March 31, 2023, we have shipped more than 63 million microinverters, and approximately 3.3 million Enphase-based systems have been deployed in more than 145 countries.
3.    Products Overview
The Enphase® Energy System™, our current generation integrated solar, storage and energy management offering powered by Enphase IQ® Microinverters and IQ™ Batteries, enables self-consumption and delivers our core value proposition of yielding more energy, simplifying design and installation, and improving system uptime and reliability.
The Enphase Energy System brings a high technology, networked approach to solar generation plus energy storage, by leveraging our design expertise across power electronics, semiconductors and cloud-based software technologies. Our integrated approach to energy solutions maximizes a home’s energy potential while providing advanced monitoring and remote maintenance capabilities. The Enphase Energy System powered by IQ Microinverters uses a single technology platform for seamless management of the whole solution, enabling rapid commissioning with the Enphase® Installer App; consumption monitoring with the IQ™ Gateway or IQ™ Combiner, the Enphase® App, a cloud-based energy management platform, and our IQ Battery. System owners can use the Enphase App to monitor their home’s solar generation, energy storage and consumption from any web-enabled device.
Based on our internal assessment, our microinverter products, certain related microinverter accessories, the IQ Gateway, the IQ Battery and our elective vehicle (“EV”) chargers contain Conflict Minerals that are necessary to the functionality or production of those products. Accordingly, for the purposes of this assessment, only our microinverter products, certain related accessories, the IQ Gateway, the IQ Battery and EV chargers (collectively, the “Covered Products”) were considered.

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4.    Reasonable Country of Origin Inquiry
We rely upon our suppliers to provide information on the origin of 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are expected to provide the 3TG sourcing information to us per our Conflict Minerals Policy and Supplier Code of Conduct.
We performed a comprehensive analysis of our product components and the role that suppliers play throughout our manufacturing and product delivery processes. We defined the scope of our RCOI by identifying and reaching out to suppliers that provided components or engaged in manufacturing activities that are likely to contain 3TG during the Reporting Period. During the process of our review, we identified 184 suppliers who were within the scope of RCOI.
We, through our outside agent Flextronics International Ltd. (“Flex”) who assisted us in our RCOI and due diligence efforts, conducted a survey of our active suppliers and sub-tier suppliers using the template known as the Conflict Minerals Reporting Template (the “CMRT”), a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. The CMRT is widely adopted by many companies in their due diligence processes related to Conflict Minerals.
We continued to seek supply chain responses through March 2023 in preparation of this CMR and were able to determine the country of origin of most of the Conflict Minerals in our supply chain. We received valid CMRTs from 179 of the 184 suppliers surveyed. The responses were reviewed against criteria developed to determine which suppliers required further engagement.
Due to the breadth, complexity and constant evolution of our products and supply chain, it will take time for all remaining suppliers to verify the origin of all of the Conflict Minerals. In addition, the information provided by suppliers may be inaccurate, incomplete or subject to other irregularities. Moreover, because of our relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, our ability to verify the accuracy of information reported by suppliers is limited. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the Responsible Minerals Assurance Process (“RMAP”), and continuing our outreach efforts, we hope to further develop transparency into our supply chain.
5.    Due Diligence Process
5.1    Design of Due Diligence
Our due diligence processes have been designed in conformity with, in all material respects, The Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum and tungsten (“OECD Guidance”), consistent with our position as a downstream company. The OECD Guidance provides a detailed due diligence framework to support responsible global supply chain management of 3TGs and other mineral resources and is currently the leading international framework for raw material due diligence. We, as a purchaser of components and materials, are many steps removed from the mining of conflict minerals, do not purchase raw ore or unrefined conflict minerals, do not purchase minerals directly from smelters or refiners, and do not conduct purchasing activities directly in any of the Covered Countries.
5.2    Establish Strong Company Management Systems
a.Conflict Minerals Policy
There has been increased awareness regarding the human rights violations in the mining of certain minerals from the Covered Countries. Through the Dodd-Frank Act, publicly traded companies have been chartered to practice reasonable due diligence with their supply chain to determine if Conflict Minerals used in their products are being sourced from mines controlled by non-government or unlawful military groups within the Covered Countries. We are committed to taking all steps to comply with the legislation and are committed to sourcing components and materials from companies that share our values around human rights, ethics and environmental responsibility.
We continue to develop and implement a strategy to support the objectives to the U.S. regulations on the supply of Conflict Minerals, including:
•Developing and implementing policies and processes toward preventing the use of Conflict Minerals or derivative metals necessary to the functionality or production of our product(s) that finance or benefit armed groups in the Covered Countries.
•Not knowingly procuring specified minerals that originate from facilities in the Covered Counties that
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are not certified as conflict free.
•Expecting our suppliers to: (i) provide us with Conflict Minerals content and country of origin information on the products it supplies to us; (ii) cooperate with us (or an independent third party auditor) in any review of its supply chain and procurement process, Conflict Minerals audits, and due diligence on its suppliers as required for our annual SEC disclosure in compliance with the Dodd-Frank Act; and (iii) collaborate with us in developing a chain of custody for these Conflict Minerals in the supply chain and identifying and sourcing conflict-free sources for the minerals used in our products.
•Expecting suppliers whose products contain Conflict Minerals to establish policies, due diligence frameworks and management systems consistent with the OECD Guidance that are designed to accomplish this goal and requiring their suppliers to do the same.
We believe in establishing and maintaining long-term relationships with suppliers whenever possible. We have adopted a policy on Conflict Minerals, which is available at https://enphase.com/en-us/conflict-minerals-policy.
b. Internal Team
We have established a management system for complying with the applicable rules. Our management system is led by our Vice President of Supply Chain. They are supported by a team from relevant functions such as legal, purchasing, quality assurance, manufacturing and environmental health and safety. The Vice President of Supply Chain is responsible for implementing our Conflict Minerals compliance strategy.
c.Control Systems
We use the CMRT to gather information on the chain of custody of the 3TG included in our products.
d.Supplier Engagement
We have engaged Flex to reach out to our suppliers and sub-suppliers who have yet to participate in RMI’s audit program or have been audited, but are not yet completely certified conflict free. We encourage these suppliers to participate in RMI’s audit program and move towards a conflict free designation as soon as possible. We will endeavor to continually improve our supply chain due diligence by seeking from our material suppliers an acknowledgment of our Supplier Code of Conduct, and, to the extent practicable, incorporating Conflict Minerals language in supplier agreements, as they arise.
e.Grievance Mechanism
We have established a Conflict Minerals Policy and a Supplier Code of Conduct in addition to multiple longstanding mechanisms whereby employees and suppliers can report violations of our policies.
f.Records Maintenance
We have established our due diligence compliance process and set forth a documentation and record maintenance mechanism to ensure the retention of relevant documentation in a secured electronic database for appropriate periods.
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5.2    Identify and Assess Risks in the Supply Chain
Because of the complexity of our products, and the depth, breadth and constant evolution of our supply chain, it is difficult to identify sources upstream from our direct suppliers. We engaged Flex to manage the process of requesting in-scope suppliers to complete and submit the CMRT to gather information on our supply chain. The CMRT includes questions on: (i) whether any of the minerals which could potentially be classified as 3TG are intentionally added to the products manufactured by the supplier; (ii) whether any of the minerals which could potentially be classified as 3TG are necessary to the functionality or production of the products manufactured by the supplier; (iii) whether any of the smelters in the supplier’s supply chain sourced those minerals from a Covered Country; (iv) whether 100% of those minerals came from a recycler or scrap supplier; (v) whether any smelter in the supplier’s supply chain, from which the source of the minerals is unknown, is located in a Covered Country; (vi) whether the supplier had received conflict mineral information from all relevant suppliers of 3TG; and (vii) the identity of the smelters and refiners of those minerals.
5.3    Design and Implement a Strategy to Respond to Identified Risks
As we move towards further developing our due diligence program, we intend to further enhance supplier communication, training and escalation processes to improve due diligence data accuracy and completion and continue to influence additional smelters to be designated as “conflict-free” through an independent third-party audit program such as the RMAP through our supply chain, where possible. To the extent we are able to determine in the future whether we are sourcing from non-conflict free smelters, we plan to move toward using conflict free smelters within a reasonable time frame.
In addition, we have developed procedures for obtaining CMRTs from our suppliers, reviewing their responses, consolidating the information in a central database and following up with suppliers to address any red flags or inconsistent responses. Some of these activities we handle internally, and most are handled by our third-party conflict minerals due diligence service provider, Flex.
5.4    Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not have a direct relationship with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide 3TG to our supply chain. However, we do rely upon the industry initiatives, as well as industry efforts to influence smelters and refiners to be certified through independent third-party audit programs, such as the RMAP.
5.5 Report on Supply Chain Due Diligence
This CMR and our Form SD will be filed with the SEC, and this CMR is publicly available on our website at www.enphaseenergy.com.
6.    Due Diligence Results
6.1    Survey Response
We received 179 completed CMRTs from the 184 suppliers surveyed. Of the 179 suppliers that provided complete responses to our survey, 136 indicated that they do not source Conflict Minerals or certified that they are conflict free as follows: (i) 18 indicated that they do not source Conflict Minerals at all; (ii) 44 confirmed that the Conflict Minerals they sourced did not originate in the Covered Countries; and (iii) 74 reported that their Conflict Minerals were sourced solely from smelters and refiners that are certified conflict free. The remaining 43 completed a CMRT but either included in their response (a) smelters who are not enrolled or current with RMAP; (b) unknown smelters; or (c) provided incomplete information with which to determine the location of a mine or smelter.

Supplier Response	2022	2021
Supplier CMRT Completion Rate	97.28% (179 of 184)	92.42% (134 of 145)

Status of Suppliers	2022	2021
Conflict Minerals Not Originating in Covered Countries or Certified Conflict Free	75.98% (136 of 179)	89.55% (120 of 134)
Still Completing Due Diligence, use smelters not enrolled in RMAP or Origins Unknown or No Information Provided	24.02% (43 of 179)	10.45% (14 of 134)
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130 of the 179 suppliers that responded to our survey provided responses on a company-wide or on a user defined basis that was not specifically applicable to components or types of components furnished to us. That is, they were unable to represent that 3TG from the smelters or refiners identified had actually been included in the components supplied to us or our direct suppliers.
6.2    Efforts to Determine Country of Origin of Mine or 3TG
Tracing materials back to the mine of origin is a complex aspect of responsible sourcing in our supply chain. By requiring that our suppliers conform with standards that meets the OECD Guidance and report to us using the CMRT, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or location of origin of the 3TG in our supply chain and responses to such inquiries represents the most reasonable known mine of origin information available. We have made reasonable efforts to make a reasonable determination of the mines or locations of origin of the 3TG in our supply chain.
6.3    Smelters or Refiners Identified
We were unable to ascertain the specific country of origin and/or chain of custody of all necessary Conflict Minerals processed by the facilities that contributed to our Covered Products because, for this Reporting Period, a number of suppliers either did not complete the CMRT, provided invalid information, or indicated that they are still in the process of completing due diligence or that the origin of one or more of their smelters and refiners is unknown.
In total, 374 smelters and refiners were identified as potentially in our supply chain. Of those 374 smelters and refiners, 218 are currently listed as RMAP Conformant or Active, and 14 are listed as In Communication with the RMI. The remaining smelters identified were listed on the smelter look-up tab of the CMRT but are not Conformant nor Active nor actively in communication with RMI, and we label those as ‘Not Enrolled’. We found no reasonable basis for concluding that any of these smelters or refiners sourced Conflict Minerals that finance or benefit armed groups. Set forth in Annex 1 is the list of all known smelters and refiners identified as potentially being in our supply chain.
7.    Conflict Minerals Status Analysis and Conflict Status Conclusion
We have determined that a portion of the conflict minerals contained in the Covered Products originated from the Covered Countries, but we were unable to determine the origin of all the conflict minerals in our Covered Products. Therefore, we are unable to conclusively determine the country of origin of the Necessary Conflict Minerals in all our products. Because we have not described any of our products as “DRC conflict free,” an independent private sector audit is not required to be conducted under Rule 13p-1, based on guidance from the SEC’s staff, and therefore has not been conducted.
8.    Steps to be taken to mitigate risk
We will continue to communicate our expectations and information requirements to our direct suppliers and continue to work towards a conflict-free supply chain. In addition, we will continue to make inquiries of our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence process or reporting needs improvement, we currently intend to continue the trade relationship while that supplier improves its compliance program. We expect our direct suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.
In addition to the plans described above, we will continue to undertake the following steps during the next reporting period:
•Continue to engage with suppliers to obtain current, accurate and complete information about the supply chain;
•Continue to support supply chain transparency efforts;
•Continue to include obligations in our new supplier contracts consistent with our policy on conflict minerals; and
•Continue to review and refine the list of in-scope suppliers to facilitate additional focus on those suppliers currently supplying components likely to introduce 3TG into our supply chain.

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Cautionary Note on Forward-Looking Statements

This CMR contains links to internal websites for informational purposes only. References to such websites and information available through such websites are not incorporated into this CMR. Additionally, this CMR includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this CMR that are not strictly historical statements, including without limitation, our intentions and expectations regarding further supplier engagement and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

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Annex 1

The below table lists the smelters or refiners that were identified by suppliers we surveyed through their CMRTs and that are, as of March 31, 2023, listed on the RMI’s list of known smelters and refiners. This list includes the Metal, RMI Status, Standard Smelter Name and Smelter Country. It may be the case that not all of the smelters and refiners listed in CMRTs that we received have processed 3TG necessary for our in-scope products, since a number of suppliers responding reported their CMRT at a “company level.” In addition, this list may include reported smelters and refiners that were not in our supply chain due to the over-inclusiveness of the information received. In addition, the smelters and refiners listed below may not include all of the smelters and refiners in our supply chain, since some suppliers we surveyed indicated that they received information regarding their supply chains from less than 100% of their own suppliers, and therefore may not have identified all smelters or refiners in their supply chain. As well, not all of our suppliers who received a CMRT responded to our inquiries.

Metal	RMI Status	Standard Smelter Name	Smelter Country
Gold	Not Enrolled	8853 S.p.A.	ITALY
Gold	Not Enrolled	ABC Refinery Pty Ltd	AUSTRALIA
Gold	Conformant	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Conformant	Agosi AG	GERMANY
Gold	Conformant	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Conformant	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Not Enrolled	Albino Mountinho Lda.	PORTUGAL
Gold	Conformant	Almalyk Mining and Metallurgical Complex	UZBEKISTAN
Gold	Conformant	AngloGold Ashanti	BRAZIL
Gold	Conformant	Argor-Heraeus S.A.	SWITZERLAND
Gold	Conformant	Asahi Pretec Corp.	JAPAN
Gold	Conformant	Asahi Refining Canada Ltd.	CANADA
Gold	Conformant	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Conformant	Asaka Riken Co., Ltd.	JAPAN
Gold	Not Enrolled	Atasay Kuyumculuk Sanayi	TURKEY
Gold	Not Enrolled	AU Traders and Refiners	SOUTH AFRICA
Gold	Conformant	Aurubis AG	GERMANY
Gold	Conformant	Bangalore Refinery	INDIA
Gold	Conformant	Bangko Sentral ng Pilipinas	PHILIPPINES
Gold	Conformant	Boliden AB	SWEDEN
Gold	Conformant	C. Hafner GmbH + Co. KG	GERMANY
Gold	Not Enrolled	Caridad	MEXICO
Gold	Conformant	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Not Enrolled	Cendres + Metaux S.A.	SWITZERLAND
Gold	Not Enrolled	CGR Metalloys Pvt Ltd.	INDIA
Gold	Conformant	Chimet S.p.A.	ITALY
Gold	Conformant	Chugai Mining	JAPAN
Gold	Not Enrolled	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	In Communication	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Not Enrolled	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Not Enrolled	Dijllah Gold Refinery FZC	UAE
Gold	Not Enrolled	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Not Enrolled	Dongwu Gold Group	CHINA
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Metal	RMI Status	Standard Smelter Name	Smelter Country
Gold	Conformant	Dowa	JAPAN
Gold	Conformant	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Not Enrolled	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Conformant	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Conformant	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Conformant	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	In Communication	Emeral Jewel Industry India Limited (Unit 1)	INDIA
Gold	In Communication	Emeral Jewel Industry India Limited (Unit 2)	INDIA
Gold	In Communication	Emeral Jewel Industry India Limited (Unit 3)	INDIA
Gold	In Communication	Emeral Jewel Industry India Limited (Unit 4)	INDIA
Gold	Conformant	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Not Enrolled	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Not Enrolled	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Conformant	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Non Enrolled	Gold Coast Refinery	GHANA
Gold	Conformant	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Not Enrolled	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Not Enrolled	Guangdong Jinding Gold Limited	CHINA
Gold	Not Enrolled	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Not Enrolled	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Conformant	Heimerle + Meule GmbH	GERMANY
Gold	Not Enrolled	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Conformant	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Conformant	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Not Enrolled	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Not Enrolled	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Not Enrolled	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Not Enrolled	Industrial Refining Company	BELGIUM
Gold	Conformant	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	In Communication	International Precious Metal	UNITED ARAB EMIRATES
Gold	Conformant	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Conformant	Istanbul Gold Refinery	TURKEY
Gold	Conformant	Italpreziosi	ITALY
Gold	Not Enrolled	JALAN & Company	INDIA
Gold	Conformant	Japan Mint	JAPAN
Gold	Conformant	Jiangxi Copper Co., Ltd.	CHINA
Gold	Not Enrolled	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Not Enrolled	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Not Enrolled	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Conformant	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Not Enrolled	K.A. Rasmussen	NORWAY
Gold	Not Enrolled	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	In Communication	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Conformant	Kazzinc	KAZAKHSTAN
Gold	Conformant	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Conformant	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Conformant	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Conformant	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	In Communication	Kundan Care Products Ltd.	INDIA
Gold	Not Enrolled	Kyrgyzaltyn JSC	KYRGZSTAN
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Metal	RMI Status	Standard Smelter Name	Smelter Country
Gold	Not Enrolled	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Not Enrolled	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Not Enrolled	Lingbao Gold Co., Ltd.	CHINA
Gold	Not Enrolled	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Conformant	L'Orfebre S.A.	ANDORRA
Gold	Conformant	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Conformant	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Not Enrolled	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Not Enrolled	Marsam Metals	BRAZIL
Gold	Conformant	Materion	UNITED STATES OF AMERICA
Gold	Conformant	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	In Communication	MD Overseas	INDIA
Gold	Conformant	Metal Concentrators SA (Pty)	SOUTH AFRICA
Gold	In Communication	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Conformant	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Conformant	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Conformant	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Conformant	Metalor Technologies S.A.	SWITZERLAND
Gold	Conformant	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Conformant	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Conformant	Mitsubishi Materials Corporation	JAPAN
Gold	Conformant	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Conformant	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Not Enrolled	Modeltech Sdn Bhd	MALAYSIA
Gold	In Communication	Morris and Watson	NEW ZEALAND
Gold	Not Enrolled	Morris and Watson Gold Coast	AUSTRALIA
Gold	Not Enrolled	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Conformant	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Conformant	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Conformant	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Conformant	Nihon Material Co., Ltd.	JAPAN
Gold	Conformant	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Conformant	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Not Enrolled	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Conformant	PAMP S.A.	SWITZERLAND
Gold	Not Enrolled	Pease & Curren	UNITED STATES OF AMERICA
Gold	Not Enrolled	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Conformant	Planta Recuperadora de Metales SpA	CHILE
Gold	Not Enrolled	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	Conformant	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Conformant	PX Precinox S.A.	SWITZERLAND
Gold	Not Enrolled	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Conformant	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Not Enrolled	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Conformant	REMONDIS PMR B.V.	NETHERLANDS
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Metal	RMI Status	Standard Smelter Name	Smelter Country
Gold	Not Enrolled	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Conformant	Royal Canadian Mint	CANADA
Gold	Conformant	SAAMP	FRANCE
Gold	Not Enrolled	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Not Enrolled	Safimet S.p.A	ITALY
Gold	Conformant	SAFINA A.S.	CZECHIA
Gold	Not Enrolled	Sai Refinery	INDIA
Gold	Not Enrolled	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Not Enrolled	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Not Enrolled	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Not Enrolled	Sellem Industries Ltd.	MAURITANIA
Gold	Conformant	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Conformant	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Not Enrolled	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Not Enrolled	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Conformant	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Not Enrolled	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Not Enrolled	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Not Enrolled	Shirpur Gold Refinery Ltd.	INDIA
Gold	Conformant	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Not Enrolled	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Not Enrolled	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Conformant	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Not Enrolled	Sovereign Metals	INDIA
Gold	Not Enrolled	State Research Institute	LITHUANIA
Gold	Not Enrolled	Sudan Gold Refinery	SUDAN
Gold	Conformant	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Conformant	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Not Enrolled	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Conformant	T.C.A S.p.A	ITALY
Gold	Conformant	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Conformant	Tokuriki Honten Co., Ltd	JAPAN
Gold	Not Enrolled	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Conformant	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Conformant	Torecom	KOREA, REPUBLIC OF
Gold	Conformant	Umicore Precious Metals Thailand	THAILAND
Gold	Conformant	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	Not Enrolled	Umicore Brasil Ltds.	BRAZIL
Gold	Conformant	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Not Enrolled	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Conformant	Valcambi S.A.	SWITZERLAND
Gold	Not Enrolled	Value Trading	BELGIUM
Gold	Conformant	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Conformant	WIELAND Edelmetalle GmbH	GERMANY
Gold	Conformant	Yamakin Co., Ltd.	JAPAN
Gold	Conformant	Yokohama Metal Co., Ltd.	JAPAN
Gold	Not Enrolled	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Not Enrolled	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Enphase Energy, Inc. - 2022 Conflict Minerals Report - Annex | 10

Metal	RMI Status	Standard Smelter Name	Smelter Country
Tantalum	Not Enrolled	5D Production OU	ESTONIA
Tantalum	Not Enrolled	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Conformant	AMG Brasil	BRAZIL
Tantalum	Not Enrolled	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Not Enrolled	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	Conformant	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Not Enrolled	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Conformant	F&X Electro-Materials Ltd.	CHINA
Tantalum	Conformant	FIR Metals & Resource Ltd.	CHINA
Tantalum	Conformant	Global Advanced Metals Aizu	JAPAN
Tantalum	Conformant	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Not Enrolled	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Not Enrolled	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	Not Enrolled	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Conformant	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Conformant	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Conformant	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Not Enrolled	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	Conformant	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Conformant	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Conformant	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Conformant	KEMET de Mexico	MEXICO
Tantalum	Not Enrolled	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Conformant	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Conformant	Mineracao Taboca S.A.	BRAZIL
Tantalum	Conformant	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Conformant	NPM Silmet AS	ESTONIA
Tantalum	Conformant	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Conformant	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Conformant	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Not Enrolled	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Conformant	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Conformant	TANIOBIS Co., Ltd.	THAILAND
Tantalum	Conformant	TANIOBIS GmbH	GERMANY
Tantalum	Conformant	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	Conformant	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Conformant	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Conformant	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Conformant	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	Conformant	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Conformant	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Conformant	Alpha	UNITED STATES OF AMERICA
Enphase Energy, Inc. - 2022 Conflict Minerals Report - Annex | 11

Metal	RMI Status	Standard Smelter Name	Smelter Country
Tin	Not Enrolled	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Conformant	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Conformant	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Conformant	China Tin Group Co., Ltd.	CHINA
Tin	Not Enrolled	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Conformant	CRM Synergies	SPAIN
Tin	Not Enrolled	CV Dua Sekawan	INDONESIA
Tin	Not Enrolled	CV Gita Pesona	INDONESIA
Tin	Not Enrolled	CV United Smelting	INDONESIA
Tin	Conformant	CV Venus Inti Perkasa	INDONESIA
Tin	Not Enrolled	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Conformant	Dowa	JAPAN
Tin	Not Enrolled	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Conformant	EM Vinto	BOLIVIA
Tin	Conformant	Estanho de Rondonia S.A.	BRAZIL
Tin	Conformant	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Conformant	Fenix Metals	POLAND
Tin	Not Enrolled	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Not Enrolled	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Not Enrolled	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Not Enrolled	Gejiu Jinye Mineral Company	CHINA
Tin	Conformant	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Not Enrolled	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Not Enrolled	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Conformant	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Not Enrolled	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Not Enrolled	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Not Enrolled	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Conformant	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Conformant	Luna Smelter, Ltd.	RWANDA
Tin	Conformant	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Conformant	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Conformant	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Not Enrolled	Melt Metais e Ligas S.A.	BRAZIL
Tin	Conformant	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Conformant	Metallo Belgium N.V.	BELGIUM
Tin	Conformant	Metallo Spain S.LU.	SPAIN
Tin	Conformant	Mineracao Taboca S.A.	BRAZIL
Tin	Conformant	Minsur	PERU
Tin	Conformant	Mitsubishi Materials Corporation	JAPAN
Tin	Not Enrolled	Modeltech Sdn Bhd	MALAYSIA
Tin	Not Enrolled	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Not Enrolled	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Conformant	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Conformant	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Conformant	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	Not Enrolled	Pongpipat Company Limited	MYNAMAR
Tin	Not Enrolled	Precious Minerals and Smelting Limited	INDIA
Tin	Conformant	PT Aries Kencana Sejahtera	INDONESIA
Tin	Conformant	PT Artha Cipta Langgeng	INDONESIA
Enphase Energy, Inc. - 2022 Conflict Minerals Report - Annex | 12

Metal	RMI Status	Standard Smelter Name	Smelter Country
Tin	Conformant	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Conformant	PT Babel Inti Perkasa	INDONESIA
Tin	Conformant	PT Babel Surya Alam Lestari	INDONESIA
Tin	Conformant	PT Bangka Serumpun	INDONESIA
Tin	In Communication	PT Bangka Tin Industry	INDONESIA
Tin	Conformant	PT Bukit Timah	INDONESIA
Tin	Conformant	PT Cipta Persada Mulia	INDONESIA
Tin	Not Enrolled	PT DS Jaya Abadi	INDONESIA
Tin	Not Enrolled	PT Eunindo Usaha Mandiri	INDONESIA
Tin	Not Enrolled	PT Inti Stania Prima	INDONESIA
Tin	Not Enrolled	PT Karimun Mining	INDONESIA
Tin	Not Enrolled	PT Kijang Jaya Mandiri	INDONESIA
Tin	Not Enrolled	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Not Enrolled	PT Masbro Alam Stania	INDONESIA
Tin	Conformant	PT Menara Cipta Mulia	INDONESIA
Tin	Conformant	PT Mitra Stania Prima	INDONESIA
Tin	Conformant	PT Mitra Sukses Globalindo	INDONESIA
Tin	In Communication	PT Panca Mega Persada	INDONESIA
Tin	Conformant	PT Prima Timah Utama	INDONESIA
Tin	Conformant	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Conformant	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Conformant	PT Rajehan Ariq	INDONESIA
Tin	Conformant	PT Refined Bangka Tin	INDONESIA
Tin	Conformant	PT Sariwiguna Binasentosa	INDONESIA
Tin	Conformant	PT Stanindo Inti Perkasa	INDONESIA
Tin	Conformant	PT Sukses Inti Makmur	INDONESIA
Tin	Not Enrolled	PT Sumber Jaya Indah	INDONESIA
Tin	Active	PT Timah Nusantara	INDONESIA
Tin	Conformant	PT Timah Tbk Kundur	INDONESIA
Tin	Conformant	PT Timah Tbk Mentok	INDONESIA
Tin	Not Enrolled	PT Tinindo Inter Nusa	INDONESIA
Tin	In Communication	PT Tirus Putra Mandiri	INDONESIA
Tin	Conformant	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Conformant	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Not Enrolled	Soft Metais Ltda.	BRAZIL
Tin	Conformant	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	Conformant	Thaisarco	THAILAND
Tin	Conformant	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Conformant	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Not Enrolled	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIE TNAM
Tin	Not Enrolled	VQB Mineral and Trading Group JSC	VIE TNAM
Tin	Conformant	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Conformant	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Active	Yunnan Tin Company Limited	CHINA
Tin	Not Enrolled	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Conformant	A.L.M.T. Corp.	JAPAN
Tungsten	Not Enrolled	ACL Metais Eireli	BRAZIL
Tungsten	Not Enrolled	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. Artek LLCArtek LLC	BRAZIL
Tungsten	Not Enrolled	Artek LLC	RUSSIAN FEDERATION
Tungsten	Conformant	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Enphase Energy, Inc. - 2022 Conflict Minerals Report - Annex | 13

Metal	RMI Status	Standard Smelter Name	Smelter Country
Tungsten	Conformant	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Conformant	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Not Enrolled	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Not Enrolled	CP Metals Inc.	UNITED STATES OF AMERICA
Tungsten	Conformant	Cronimet Brasil Ltda	BRAZIL
Tungsten	Conformant	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Not Enrolled	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Conformant	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Conformant	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Not Enrolled	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Conformant	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Not Enrolled	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Conformant	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Not Enrolled	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Conformant	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Not Enrolled	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Not Enrolled	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Conformant	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Conformant	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Not Enrolled	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Not Enrolled	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Conformant	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Conformant	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Conformant	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Not Enrolled	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Conformant	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Conformant	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Conformant	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Not Enrolled	LLC Vostok	RUSSIAN FEDERATION
Tungsten	Conformant	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Masan High-Tech Materials	VIET NAM
Tungsten	Not Enrolled	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Conformant	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Not Enrolled	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Not Enrolled	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	Not Enrolled	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Conformant	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Not Enrolled	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Conformant	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Not Enrolled	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Enphase Energy, Inc. - 2022 Conflict Minerals Report - Annex | 14

Metal	RMI Status	Standard Smelter Name	Smelter Country
Tungsten	Not Enrolled	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Not Enrolled	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Conformant	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Not Enrolled	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Conformant	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Conformant	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Conformant	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Not Enrolled	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Not Enrolled	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Enphase Energy, Inc. - 2022 Conflict Minerals Report - Annex | 15